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EXHIBIT 10.01
                     AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this ___ day of January 2000, by and among InsiderStreet.com, Inc., a Nevada corporation ("Insider NV"); InsiderStreet.com, Inc., a Florida corporation ("Insider FL"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all ownership interest of Insider FL who shall execute and deliver the Agreement ("Insider FL Stockholders"), based on the following:

                                  Recitals

Insider NV wishes to acquire all the ownership interest stock of Insider FL in exchange for the common stock of Insider NV in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                 Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived here from, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                 ARTICLE I
                             EXCHANGE OF STOCK

1.01 Exchange of Interests. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Insider FL Stockholders shall assign, transfer, and deliver to Insider NV, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of their respective ownership interest in Insider FL (the "Insider FL Shares") owned by the Insider FL Stockholders which interests shall represent one hundred percent (100%) of the ownership interest in Insider FL, and Insider NV agrees to acquire such ownership interests on such date by issuing and delivering in exchange therefor an aggregate of Two Million Four Hundred Eighty Thousand (2,480,000) restricted shares of Insider NV common stock, par value $0.001 per share, (the "Insider NV Common Stock"). Such shares of Insider NV Common Stock shall be issued as set forth opposite the Insider FL Stockholders' respective names in Exhibit A-1, or pursuant to such other instructions as the Insider FL Stockholders shall provide Insider NV's registrar and transfer agent.

1.02 Surrender of Insider NV share Certificates for Cancellation. Contemporaneous with the Closing and the issuance of the certificates representing the Insider NV Shares to the Insider FL Stockholders provided herein, the Insider FL Stockholders shall deliver to Insider NV, certificates representing Two Million Four Hundred Eighty Thousand (2,480,000) shares of Insider NV common stock, held by the Insider FL Stockholders prior to the

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Closing Date, endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed (the "Canceled Insider NV Shares). The Canceled Insider NV Shares shall then be canceled and returned to the authorized but unissued shares of common stock of Insider NV. After giving effect to the issuance of the new Insider NV Common Stock and the cancellation of the old Insider NV Canceled Shares, the issued and outstanding shares of Insider NV shall be 5,576,921.

1.03 Delivery of Certificates by Insider FL Stockholders. The transfer of Insider FL Shares by the Insider FL Stockholders shall be effected by the delivery to Insider NV at the Closing, certificates representing the Insider FL Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed.

1.04 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Insider NV will own one hundred percent (100%) of the ownership interest of Insider FL and Insider FL will be a wholly-owned subsidiary of Insider NV.

1.05 Further Assurances. At the Closing and from time to time thereafter, the Insider FL Stockholders shall execute such additional instruments and take such other action as Insider NV may reasonably request, without undue cost to the Insider FL Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Insider FL Shares to Insider NV.

1.06 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before January __, 2000, or on another date to be agreed to in writing by the parties (the "Closing" or "Closing Date"). The Agreement may be closed at any time following approval by a majority of the stockholders of Insider NV Common Stock and the Insider FL Stockholders. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.07 Closing Events.

(a) Insider NV Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Insider NV shall deliver to Insider FL at Closing all the following:

 (i) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Insider NV executing this Agreement and any other document delivered pursuant hereto on behalf of Insider NV;

 (ii)Copies of the resolutions of Insider NV's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary of Insider NV as of the Closing Date;

 (iii) The certificate contemplated by Section 4.02, duly executed by a duly authorized officer of Insider NV;

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 (iv) Certificates for Two Million Four Hundred Eighty Thousand (2,480,000)
shares of Insider NV Common Stock in the names of the Insider FL Stockholders or their respective designees and in the amounts set forth in Exhibit "A-1."

In addition to the above deliveries, Insider NV shall take all steps and actions as Insider FL and Insider FL Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b) Insider FL Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Insider FL and/or Insider FL Stockholder's shall deliver to Insider NV at Closing all the following:

 (i) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Insider FL executing this Agreement and any other document delivered pursuant hereto on behalf of Insider FL;

 (ii) Copies of resolutions of the board of directors and of the stockholders of Insider FL authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary of Insider FL as of the Closing Date;

 (iii) The certificate contemplated by Section 5.03, executed by a duly authorized officer of Insider FL; and

 (iv) Certificates for Two Million Four Hundred Eighty Thousand (2,480,000) shares of Insider NV Canceled Shares registered in the name of the Insider FL Stockholders, which have been or will be marked "Canceled" by the registrar and transfer agent of Insider NV.

In addition to the above deliveries, Insider FL shall take all steps and actions as Insider NV may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.08. Termination. This Agreement may be terminated by the board of directors of either Insider NV or Insider FL at any time prior to the Closing Date if:

(a) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(b) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;


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In the event of termination pursuant to paragraph (a) or (b) of Section 1.08, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                    ARTICLE II
            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF INSIDER NV

As an inducement to, and to obtain the reliance of Insider FL, Insider NV represents and warrants as follows:

2.01 Organization. Insider NV is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Insider NV's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement. Insider NV has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors and a majority of the shareholders of Insider NV has authorized and approved the execution, delivery, and performance of this Agreement.

2.03 Capitalization. The authorized capitalization of Insider NV consists of 100,000,000 shares of capital stock all designated as common stock, $0.001 par value, of which 5,576,921 shares are issued and outstanding. All issued and outstanding shares of Insider NV are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Insider NV.

2.04 Financial Statements.

(a) Insider FL and the Insider FL Stockholders have been provided with the audited balance sheets of Insider NV as of October 31, 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended October 31, 1999 and 1998, and from December 26, 1986 (Inception) through October 31, 1999, including the notes thereto, and the accompanying report of Jones, Jensen & Company, independent certified public accountants.
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(b) The financial statements of Insider NV delivered pursuant to Section
2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Insider NV financial statements present fairly, in all material respects, as of their respective dates, the financial position of Insider NV. Insider NV did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Insider NV in accordance with generally accepted accounting principles

2.05 Outstanding Warrants and Options. Insider NV has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued Insider NV Common Stock.

2.06 Information. The information concerning Insider NV set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Insider NV shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Insider FL hereunder to be updated after the date hereof up to and including the Closing Date.

2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Insider NV balance sheet described in Section 2.04 and included in the information referred to in Section 2.06 , there has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Insider NV or (ii) any damage, destruction, or loss to Insider NV (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Insider NV.

2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Insider NV, threatened by or against Insider NV or adversely affecting Insider NV or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Insider NV does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.09 Material Contract Defaults.   Insider NV is not in default in any
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Insider NV, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Insider NV has not taken adequate steps to prevent such a default from occurring.


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2.10 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Insider NV is a party or to which any of its properties or operations are subject.

2.11 Insider NV Schedules. Insider NV has delivered to Insider FL the following schedules, which are collectively referred to as the "Insider NV Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Insider NV as complete, true, and accurate:

(a) A schedule containing copies of resolutions adopted by the board of directors of Insider NV approving this Agreement and the transactions herein contemplated;

(b) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Insider NV Schedules by Sections 2.01 through 2.10.

Insider NV shall cause the Insider NV Schedules and the instruments delivered to Insider FL hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Insider NV Schedules, certified in the same manner as the original Insider NV Schedules, shall be delivered prior to and as a condition precedent to the obligation of Insider FL to close.

                                 ARTICLE III
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
               INSIDER FL AND THE INSIDER FL STOCKHOLDERS

As an inducement to, and to obtain the reliance of, Insider NV, Insider FL and the Insider FL Stockholders represent and warrant as follows:

3.01 Organization. Insider FL is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the Florida and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Insider FL. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Insider FL's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

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3.02 Approval of Agreement.  Insider FL has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Insider FL have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Insider FL Stockholders.

3.03 Capitalization. The authorized capitalization of Insider FL consists of 100,000 shares of capital stock, par value $1.00, of which as of the date hereof Ten Thousand (10,000) shares are issued and outstanding. All issued and outstanding share of Insider FL is legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Insider FL.

3.04 Financial Statements.

(a) Prior to February 14, 2000, Insider FL shall provide Insider NV with the unaudited balance sheet of Insider FL as of January 31, 2000, and the related statements of operations, cash flows, and stockholders' equity for the period from October 1, 1999 (Inception) to January 31, 2000, including the notes thereto, for purposes of including such financial information on a consolidated basis with the financial statements of Insider NV, or such other purposes as Insider NV deems necessary.

(b) The financial statements to be delivered pursuant to Section 3.04(a) shall be prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and have been presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC. The financial statements of Insider FL will present fairly, as of their respective dates, the financial position of Insider FL.

3.05 Outstanding Warrants and Options. Insider FL has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Insider FL Capital Stock.

3.06 Information. The information concerning Insider FL set forth in this Agreement and in the schedules delivered by Insider FL pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Insider FL shall cause the schedules delivered by Insider FL pursuant hereto to Insider NV hereunder to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Insider FL balance sheet described in Section 3.04 and included in the information referred to in Section 3.06, there has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Insider FL

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or (ii) any damage, destruction, or loss to Insider FL materially and adversely affecting the business, operations, properties, assets, or conditions of Insider FL.

3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Insider FL balance sheet and the notes thereto, Insider FL has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent Insider FL balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Insider FL, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Insider FL as now being conducted or as contemplated.

3.09 Litigation and Proceedings.   There are no material actions, suits, or
proceedings pending or, to the knowledge of Insider FL, threatened by or against Insider FL or adversely affecting Insider FL, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Insider FL does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Material Contract Defaults. Insider FL is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Insider FL, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Insider FL has not taken adequate steps to prevent such a default from occurring.

3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Insider FL is a party or to which any of its properties or operations are subject.

3.12 Governmental Authorizations. Insider FL has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with applicable securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Insider FL of this Agreement and the consummation by Insider FL of the transactions contemplated hereby.

3.13 Insider FL Schedules. Insider FL has delivered to Insider NV the following schedules, which are collectively referred to as the "Insider FL Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Insider NV as of such date, all certified by the chief executive officer of Insider FL as complete, true, and accurate:

(a) A schedule containing copies of resolutions adopted by the board of directors of Insider FL approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(b) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Insider FL Schedules by Sections 3.01 through 3.12.

Insider FL shall cause the Insider FL Schedules and the instruments delivered to Insider NV hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Insider FL Schedules, certified in the same manner as the original Insider FL Schedules, shall be delivered prior to and as a condition precedent to the obligation of Insider NV to close.

                                  ARTICLE IV
             CONDITIONS PRECEDENT TO OBLIGATIONS OF INSIDER FL

The obligations of Insider FL under this Agreement are subject to the satisfaction of Insider NV, at or before the Closing Date, of the following conditions:

4.01 Accuracy of Representations. The representations and warranties made by Insider NV in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Insider NV shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Insider NV prior to or at the Closing. Insider FL shall be furnished with certificates, signed by duly authorized officers of Insider NV and dated the Closing Date, to the foregoing effect.

4.02 Officer's Certificates. Insider FL shall have been furnished with certificates dated the Closing Date and signed by a duly authorized officer of Insider NV to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Insider NV threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on Insider NV's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by Insider NV's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Insider NV by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Insider NV;

(b) There have been no material adverse changes in Insider NV up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by Insider NV;

(d) All authorizations, consents and approvals required in connection with the execution and delivery of the documents by Insider NV have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Insider NV, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Insider NV, the operation of Insider NV, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Insider NV is bound or in any way contests the existence of Insider NV.

4.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Insider NV, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Insider NV.

4.04 Other Items. Insider FL shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Insider FL may reasonably request.

                                   ARTICLE V
             CONDITIONS PRECEDENT TO OBLIGATIONS OF INSIDER NV

The obligations of Insider NV under this Agreement are subject to the satisfaction of Insider FL, at or before the Closing Date, of the following conditions:

5.01 Stockholder Approval. By and through the execution of this Agreement by the Insider FL Stockholders, the Insider FL Stockholders have authorize and approve this Agreement and the transactions contemplated hereby.

5.02 Accuracy of Representations. The representations and warranties made by Insider FL and the Insider FL Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Insider FL shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Insider FL prior to or at the

Closing. Insider NV shall be furnished with a certificate, signed by a duly authorized officer of Insider FL and dated the Closing Date, to the foregoing effect.

5.03 Officer's Certificates. Insider NV shall have been furnished with certificates dated the Closing Date and signed by the duly authorized officer of Insider FL to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Insider FL, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Insider FL's own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by Insider FL's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Insider FL by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Insider FL pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in Insider FL up to and including the date of the certificate;

(c) All authorizations, consents, and approvals required in connection with the execution and delivery of the documents by Insider FL have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d) Except as otherwise disclosed in Schedule 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Insider FL, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Insider FL, the operation of Insider FL, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Insider FL is bound or would in any way contest the existence of Insider FL.

5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Insider FL, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Insider FL.

5.05 Other Items. Insider NV shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as Insider NV may reasonably request.

                                    ARTICLE VI
                                SPECIAL COVENANTS

6.01 Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the board of directors and officers of Insider FL shall remain the same.

6.02 The Acquisition of Insider NV Common Stock. Insider NV and Insider FL understand and agree that the consummation of this Agreement including the issuance of the Insider NV Common Stock to Insider FL in exchange for the Insider FL Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Insider NV and Insider FL agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

 (i) The Insider FL Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Insider NV Common Stock, and that this transaction involves certain risks.

 (ii) The Insider FL Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

 (iii) Insider FL Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

 (iv) The Insider FL Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

 (v) All information which the Insider FL Stockholders have provided to Insider NV or their representatives concerning their suitability and intent to hold shares in Insider NV following the transactions contemplated hereby is complete, accurate, and correct.

 (vi) Accept as otherwise provided in Section 7.01, the Insider FL Stockholders have not offered or sold any securities of Insider NV or interest in this Agreement and have no present intention of dividing the Insider NV Common Stock or Insider FL Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

 (vii) The Insider FL Stockholders understand that the Insider NV Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Insider NV Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Insider FL or Insider NV an "underwriter", within the meaning of the Securities Act.

 (viii) The Insider FL Stockholders acknowledge that the shares of Insider NV Common Stock , must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Insider NV is not under any obligation to register the Insider NV Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such Insider NV Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule.

(b) In order to more fully document reliance on the exemptions as provided herein, Insider FL, the Insider FL Stockholders, and Insider NV shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Insider NV or Insider FL and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c) The Insider FL Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.03 Securities Filings. Insider NV shall be responsible for the preparation of any required filing with the Securities and Exchange Commission and Insider FL will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

                                ARTICLE VII
                               MISCELLANEOUS

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.01 Sale of Insider NV Common Stock by Insider FL Shareholder. On the Closing Date and contemporaneous with the consummation of the transactions contemplated by this Agreement, NextDigital, Inc., a Insider FL Stockholder, has entered into a Stock Purchase Agreement with a Millennium Health Products, Inc., the other Insider FL Stockholder, for the sale and transfer of 1,100,000 shares of the Insider NV Common Stock (the "Shares") to which NextDigital, Inc. is entitled to be issued hereunder. In connection therewith, and to facilitate the sale and transfer of the Shares to Millennium Health Products, Inc., NextDigital, Inc. shall provide Insider NV's registrar and transfer agent with a copy of the Stock Purchase Agreement and a stock power, executed in blank with signature medallion guaranteed.

7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for national, provincial, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier to the address of the respective parties or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Insider NV or Insider FL such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

INSIDERSTREET.COM, INC.                            INSIDERSTREET.COM, INC.
a Nevada corporation                               a Florida corporation

By:________________________________By:______________________________________
   /S/Raymond B. Miller, President    Raymond B. Miller, President

Exhibit A-1

Insider FL
List of Stockholders


Name of Shareholder Number of  Number of Insider
                        Shares of  NV Shares to Be
                        Insider FL Received in Exchange

Millennium Health
 Products, Inc., a
 Florida corporation      7,500        1,330,000
By/S/ Merle Steele
Its Duly Authorized Officer

NextDigital, Inc., a
 Florida corporation      2,500        1,150,000
By /S/ Arthur S. Fyvolent
Its Duly Authorized Officer
                         ------        ---------

   Total Shares          10,000        2,480,000
                         ======        =========